EXHIBIT 23.1


                         Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of NaPro BioTherapeutics, Inc. for the registration of 2,213,334 shares of common stock and to the incorporation by reference therein of our report dated March 3, 2000, with respect to the consolidated financial statements of NaPro BioTherapeutics, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                ERNST & YOUNG LLP


         Denver, Colorado
         December 1, 2000